Exhibit 99.1

Alta Equipment Group Introduces Quarterly Common Stock Dividend

and Share Repurchase Program

LIVONIA, Mich., – July 12, 2022 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or “the Company”) today announced that its Board of Directors (“Board”) has initiated a regular quarterly common stock dividend of $0.057 per share, or approximately $0.23 per share on an annualized basis. The first dividend will be payable on August 31st, 2022 to shareholders of record as of August 15th, 2022. The Board also approved a $12.5 million share repurchase program.

“Over the last few months, we have been acutely focused on our capital allocation policy given the current market conditions and have consulted with numerous stakeholders. Since going public, we have executed on our strategy and demonstrated the ability to generate strong free cash flow in diverse economic and operating conditions. Based on these discussions, our belief in the flexibility of our business model, and the historical performance of our business and outlook, the Board approved these capital-related actions. While we believe strongly that the best use of the majority of our cash flows continues to be our accretive M&A pipeline, we also believe that the investments that we have made since going public have taken the business to a level where it is appropriate to provide a cash return to our valued shareholders. In addition to the dividend, the share repurchase program will provide us with a mechanism in place to purchase shares when the market value is trading at a discount to the Company’s intrinsic value and where that market value is attractive relative to other uses of our cash flow,” said Ryan Greenawalt, Chief Executive Officer of Alta. “We believe this is a very balanced and strategic approach to capital allocation, which allows us to maintain leverage at a reasonable level while continuing to pursue our growth strategy including accretive acquisitions and high-return organic opportunities. Our accretive M&A pipeline remains robust as evidenced by our entering into an agreement to acquire Yale Industrial Trucks, Inc. in Canada last week.”

The continuation of future cash dividends will be determined by the Board, at its sole discretion, after review of the Company’s financial performance and other factors, and is dependent on earnings, operations, capital requirements, general financial condition of the Company and general business conditions.

Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time through solicited or unsolicited transactions in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. No limit was placed on the duration of the repurchase program. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 60 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Florida, and Ohio. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altg.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Investors:

Kevin Inda
SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment

glenn.moore@altg.com

(248) 305-2134